                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                             SHARES OF COMMON STOCK
 (INCLUDING THE ASSOCIATED SERIES A JUNIOR PARTICIPATING STOCK PURCHASE RIGHTS)

                                       OF

                                  TRACOR, INC.

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of Tracor, Inc., a Delaware corporation (the "Company"), including the associated rights (the "Rights") to purchase Series A Junior Participating Preferred Stock pursuant to the Rights Agreement dated as of February 17, 1997 between the Company and Harris Trust and Savings Bank, as Rights Agent, are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Unless the context otherwise requires, all references herein to Shares shall include the Rights. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                The Depositary:

                              THE BANK OF NEW YORK

    By Mail:             By Facsimile Transmission:      By Hand or Overnight
                                                                Courier:
                       (for Eligible Institutions Only)

   Tender & Exchange             (212) 815-6217         Tender & Exchange
  Department P.O. Box                                 Department 101 Barclay
  11248 Church Street                                   Street Receive and
 Station New York, New                                  Deliver Window New
    York 10286-1248                                    York, New York 10286

                             Confirm by Telephone:

                                 1-800-507-9357


  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to GEC Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of GEC Incorporated, a Delaware corporation, which is a wholly owned subsidiary of The General Electric Company, p.l.c., a public limited company organized under the laws of England and Wales (which is not affiliated with the U.S. based corporation with a similar name), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 27, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares ____________________     Name(s) of Record Holder(s): ________


Certificate Nos.                          -------------------------------------

(if available): _____________________
                                          -------------------------------------

                                                      PLEASE PRINT
(Check box if Shares will be              Address(es): ________________________
tendered by book-entry transfer)


                                          -------------------------------------
 [_]The Depository Trust Company                                       ZIP CODE
                                          Daytime Area Codeand Tel. No.: ______


Account Number ______________________
                                          Signature(s): _______________________

Dated: ______________________________

                                          -------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________     -------------------------------------
                                                  AUTHORIZED SIGNATURE


Address: ____________________________
                                          Name: _______________________________


-------------------------------------
                             ZIP CODE     -------------------------------------
                                                      PLEASE PRINT


Area Code and Tel. No.: _____________
                                          Title: ______________________________

                                          Dated: ______________________________

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.



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